Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor Contact Colleen Lubic D +1 610-999-9407 Colleen.Lubic@axalta.com	Media Contact Katie McCall D +646-826-9732 axalta-media-relations@axalta.com

Immediate Release
Axalta Releases First Quarter 2026 Results
PHILADELPHIA, PA, April 30, 2026 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the first quarter ended March 31, 2026.
First Quarter 2026 Highlights:
▪Exceeded guidance for first quarter net sales, Adjusted EBITDA and Adjusted Diluted EPS
▪First quarter net sales of $1.25 billion
▪Net income of $91 million with a net income margin of 7.3%
▪Adjusted EBITDA of $259 million and Adjusted EBITDA margin of 20.6%
▪Diluted EPS of $0.42 and Adjusted Diluted EPS of $0.56
▪Record first quarter cash provided by operating activities of $68 million, up $42 million year over year
▪Record first quarter free cash flow of $21 million, an increase of $35 million year over year
▪Interest expense declined by 14%
“We delivered another quarter of excellent execution surpassing our expectations on revenue, Adjusted EBITDA and Adjusted Diluted EPS, while maintaining strong margins and improved cash flow generation,” said Chris Villavarayan, Chief Executive Officer and President of Axalta. “In the current environment of higher input costs, we are deploying pricing strategies and strong cost discipline to drive sustained financial performance.”
“We are also progressing through various workstreams associated with the proposed merger of equals with AkzoNobel as planned and are on track with the stated timeline. While implementing a disciplined joint integration plan, we are maintaining momentum to deliver our financial and operational priorities.”
First Quarter 2026 Consolidated Financial Results
First quarter 2026 net sales of $1.25 billion decreased $8 million year over year. Favorable foreign currency translation helped to mitigate anticipated declines in volume.
Net income decreased by $8 million year over year to $91 million resulting in a net income margin of 7.3%. The decrease was primarily driven by unfavorable volume and mix along with higher costs associated with the Proposed Merger and acquisitions partially offset by a one-time income tax benefit and lower interest expense. Adjusted net income was $120 million, compared to $129 million in the prior-year period.
Adjusted EBITDA was $259 million, a decrease of $11 million year over year, resulting in an Adjusted EBITDA margin of 20.6%, down from the prior year period but slightly above the Company’s first quarter guidance. Diluted EPS declined to $0.42 from $0.45 in the prior year period, while Adjusted Diluted EPS was $0.56, a decline of $0.03 from last year driven primarily by mix impacts.
Cash provided by operating activities was a first quarter record of $68 million, an increase of $42 million year over year primarily driven by improved working capital and lower interest payments. Free cash flow was also a first quarter record of $21 million, an increase of $35 million year over year, inclusive of higher capital expenditures.
Discussion of Segment Results
Performance Coatings’ net sales totaled $802 million in the first quarter of 2026, down from $822 million in the prior year period. The segment achieved year-over-year net sales growth in every region outside North America, highlighting the strength of the global business. Macroeconomic pressure in North America was partially offset by favorable foreign currency translation and positive contributions from acquisitions. Refinish net sales declined 3% year over year to $498 million, primarily due to lower volumes and unfavorable price mix primarily in North America. Industrial net sales decreased by 2% year over year to $304 million with positive volume growth in Europe and Asia helping to partially mitigate lower volumes in North America.

Performance Coatings Adjusted EBITDA was $180 million, down from $197 million in the prior year period primarily due to lower organic sales partially offset by reduced operating and variable expenses. Adjusted EBITDA margin was 22.4%, reflecting unfavorable mix from lower North America sales year over year.
Mobility Coatings achieved record first quarter net sales of $452 million, an increase of 3% year over year. Light Vehicle net sales increased year over year due to organic net sales growth in three out of four regions and favorable foreign currency. Commercial Vehicle net sales rose 3% year over year, led by positive price mix, volume growth in Europe and Asia and favorable foreign currency which mitigated the impact of lower volumes primarily resulting from a decline in Class 8 truck production.
Mobility Coatings delivered strong first‑quarter profitability, with Adjusted EBITDA of $79 million, an increase of 9% compared to the prior year period. The segment’s Adjusted EBITDA margin improved by 100 basis points to 17.5%, reflecting lower variable costs.
“Axalta’s first quarter results demonstrate our proven ability to navigate a dynamic macroeconomic environment while maintaining stable revenue and operational performance,” said Chris Villavarayan, Chief Executive Officer and President of Axalta. “We remain focused on driving operational efficiencies, executing our strategic initiatives, and positioning the company for success ahead of the proposed merger of equals with AkzoNobel.”

Second Quarter and Updated Full Year 2026 Outlook

(in millions, except %’s and per share data)	Projection

Item	Q2 2026	FY 2026

Net Sales (YoY % growth)	~FLAT	LSD%
Adjusted EBITDA	$280 - $290	$1,140 - $1,170
Adjusted Diluted EPS	~$0.65	$2.55 - $2.70
Free Cash Flow		>$500
Depreciation and Amortization		$305
Tax Rate, As Adjusted		~24%
Diluted Shares Outstanding		~215
Interest Expense		~$150
Capital Expenditures		$180 - $200
LSD = low single digit percentage
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its first quarter 2026 financial results on Thursday, April 30, 2026, at 8:00 a.m. ET. A live webcast of the conference call will be available online at www.axalta.com/investorcall. A replay of the webcast will be posted shortly after the call and will remain accessible through April 30, 2027. The dial-in phone number for the conference call is 1-800-579-2543 and the conference ID is AXALTA. For those unable to participate, a replay will be available through May 7, 2026. The replay dial-in number is +1-844-512-2921. The replay passcode is 1161377.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, our outlook and/or guidance, which includes net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization, tax rate, as adjusted, diluted shares outstanding, interest expense and capital expenditures, statements regarding our ability to drive sustained financial performance in the current cost environment, and statements regarding the proposed merger of equals (the “Proposed Merger”) with Akzo Nobel N.V. (“AkzoNobel”) (including our ability to consummate the Proposed Merger and realize the anticipated benefits thereof). Axalta has identified some of these forward-looking statements with words such as “outlook,” “estimates,” “plans,” “strategy,” “on track,” “proposed,” “focused,” “anticipated,” “momentum,” “priorities” and “projections,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental (including related to any new or existing tariffs imposed by the U.S. and any retaliatory actions from other countries), geopolitical (including the current conflict in the Middle East and related effects on commodity prices) and technological factors outside of Axalta’s control, as well as risks related to the execution of, and assumptions underlying, our tariff mitigation strategies, our capital allocation strategy and future share repurchases, the 2024 Transformation Initiative, the 2026 A Plan and the Proposed Merger (including our ability to consummate the Proposed Merger and realize the anticipated benefits thereof) that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission (the "SEC"). Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, tax rate, as adjusted, and Adjusted EBIT. Management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, tax rate, as adjusted, and Adjusted EBIT in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Management uses Free Cash Flow in the analysis of (1) our liquidity, (2) our ability to incur and service our debt and (3) strategic capital allocation decisions. Adjusted EBITDA, Adjusted Diluted EPS, adjusted net income and Adjusted EBIT consist of EBITDA, Diluted EPS, net income attributable to common shareholders and EBIT, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. Free Cash Flow consists of cash provided by (used for) operating activities less purchase of property, plant and equipment plus interest proceeds on swaps designated as net investment hedges. We believe that making the foregoing adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. The non-GAAP financial measures used by Axalta may differ from similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, tax rate, as adjusted, and Adjusted EBIT should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other financial measures derived in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on our GAAP results.
Organic Net Sales
Organic net sales and related growth and decline measures are calculated by excluding (i) the impact of the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount and (ii) net sales of businesses acquired within the last twelve months. We believe presenting organic net sales and related growth and decline measures assists investors with evaluating our sales performance without the impact of foreign exchange rates and recent acquisitions and divestitures of size, and management also routinely evaluates our sales in this manner.

Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results and that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
Defined Terms
All capitalized terms contained within this release that are not otherwise defined herein have been previously defined in our filings with the SEC.
Rounding
Certain amounts may not foot or crossfoot due to rounding. Additionally, certain percentages may not recalculate due to rounding.
General Restrictions
This communication is not for release, publication, or distribution, in whole or in part, in or into, directly or indirectly, any jurisdiction in which such release, publication, or distribution would be unlawful.
This communication is not a prospectus and the information in this communication is not intended to be complete. This communication is for informational purposes only and is not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, or an invitation or recommendation to subscribe for, acquire or buy securities of Axalta or AkzoNobel or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).
Any decision to purchase, subscribe for, otherwise acquire, sell or otherwise dispose of any securities must be made only on the basis of the information contained in and incorporated by reference into the prospectus with respect to the shares to be allotted by AkzoNobel in the Proposed Merger once published. A prospectus in relation to the Proposed Merger described in this communication is expected to be published in due course.
The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Axalta and AkzoNobel disclaim any responsibility or liability for the violation of any such restrictions by any person. Neither Axalta, nor AkzoNobel, nor any of their advisors assume any responsibility for any violation by any person of any of these restrictions. Shareholders of Axalta and AkzoNobel, respectively, with any doubt as to their position should consult an appropriate professional advisor without delay.
This communication is addressed to and directed only at, persons who are outside the United Kingdom or, in the United Kingdom, at persons who are: (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it may otherwise lawfully be communicated pursuant to the Order (all such persons together being referred to as, “Relevant Persons”). This communication is directed only at Relevant Persons. Other persons should not act or rely on this communication or any of its contents. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with such persons. Solicitations resulting from this communication will only be responded to if the person concerned is a Relevant Person.
Additional Information and Where to Find It
In connection with the Proposed Merger between Axalta and AkzoNobel, AkzoNobel will file with the SEC a registration statement on Form F-4, which will include a proxy statement of Axalta that also constitutes a prospectus with respect to the shares to be offered by AkzoNobel in the Proposed Merger. The definitive proxy statement/prospectus will be sent to the shareholders of Axalta. Each of Axalta and AkzoNobel will also file other relevant documents in connection with the Proposed Merger. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents Axalta and/or AkzoNobel may file with the SEC or any other competent regulator in connection with the Proposed Merger.

This communication does not contain all the information that should be considered concerning the Proposed Merger and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF AXALTA AND AKZONOBEL ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT AXALTA, AKZONOBEL, THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other relevant documents filed by Axalta and AkzoNobel with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC from Axalta’s investor relations webpage at https://ir.axalta.com/sec-filings/all-sec-filings or from AkzoNobel’s investor relations webpage at https://www.akzonobel.com/en/investors.
The contents of this communication should not be construed as financial, legal, business, investment, tax or other professional advice. Each recipient should consult with its own professional advisors for any such matter and advice.
Participants in the Solicitation
This communication is not a solicitation of proxies in connection with the Proposed Merger. However, under SEC rules, Axalta, AkzoNobel and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in connection with the Proposed Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Proposed Merger, including a description of their direct or indirect interests in the Proposed Merger, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials when it is filed with the SEC. Information regarding the directors and executive officers of Axalta is contained in Axalta’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 21, 2026, its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 13, 2026, and other filings made from time to time with the SEC. Information about AkzoNobel’s supervisory board members and members of the board of management is set forth in AkzoNobel’s latest annual report, as filed with the AFM, the Dutch trader register and on its website at https://www.akzonobel.com/en/investors/results-center, and as updated from time to time via filings made by AkzoNobel with the AFM. Additional information regarding the interests of persons who may, under the rules of the SEC, be deemed participants in the solicitation of Axalta security holders in connection with the Proposed Merger, which may, in some cases, be different than those of Axalta’s shareholders generally, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on X.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended March 31,
	2026	2025
Net sales	$1,254	$1,262
Cost of goods sold	838	829
Selling, general and administrative expenses	200	202
Other operating charges	26	14
Research and development expenses	18	17
Amortization of acquired intangibles	26	24
Income from operations	146	176
Interest expense, net	38	44
Other expense, net	3	3
Income before income taxes	105	129
Provision for income taxes	14	30
Net income	91	99
Less: Net income attributable to noncontrolling interests	1	—
Net income attributable to common shareholders	$90	$99
Basic net income per share	$0.42	$0.45
Diluted net income per share	$0.42	$0.45
Basic weighted average shares outstanding	213.6	218.3
Diluted weighted average shares outstanding	214.6	219.4

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$608	$657
Restricted cash	3	3
Accounts and notes receivable, net	1,261	1,229
Inventories	770	756
Prepaid expenses and other current assets	185	170
Total current assets	2,827	2,815
Property, plant and equipment, net	1,293	1,299
Goodwill	1,772	1,795
Identifiable intangibles, net	1,114	1,147
Other assets	552	543
Total assets	$7,558	$7,599
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$723	$637
Current portion of borrowings	20	20
Other accrued liabilities	605	712
Total current liabilities	1,348	1,369
Long-term borrowings	3,127	3,179
Accrued pensions	228	238
Deferred income taxes	175	171
Other liabilities	213	249
Total liabilities	5,091	5,206
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 255.7 and 255.1 shares issued at March 31, 2026 and December 31, 2025, respectively	256	255
Capital in excess of par	1,621	1,621
Retained earnings	2,145	2,055
Treasury shares, at cost, 41.7 shares at March 31, 2026 and December 31, 2025	(1,202)	(1,202)
Accumulated other comprehensive loss	(399)	(383)
Total Axalta shareholders’ equity	2,421	2,346
Noncontrolling interests	46	47
Total shareholders’ equity	2,467	2,393
Total liabilities and shareholders’ equity	$7,558	$7,599

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Three Months Ended March 31,
	2026	2025
Operating activities:
Net income	$91	$99
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	76	70
Amortization of deferred financing costs and original issue discount	2	2
Deferred income taxes	11	8
Realized and unrealized foreign exchange (gains) losses, net	(4)	8
Stock-based compensation	7	5
Interest income on swaps designated as net investment hedges	(3)	(3)
Other non-cash, net	2	(1)
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(32)	(18)
Inventories	(20)	(37)
Prepaid expenses and other assets	(27)	(59)
Accounts payable	90	66
Other accrued liabilities	(96)	(106)
Other liabilities	(29)	(8)
Cash provided by operating activities	68	26
Investing activities:
Acquisitions, net of cash acquired	(8)	(6)
Purchase of property, plant and equipment	(50)	(43)
Interest proceeds on swaps designated as net investment hedges	3	3
Proceeds received on loans to customers	4	1
Other investing activities, net	(2)	1
Cash used for investing activities	(53)	(44)
Financing activities:
Payments on long-term borrowings	(55)	(5)
Net cash flows associated with stock-based awards	(6)	(2)
Other financing activities, net	—	(1)
Cash used for financing activities	(61)	(8)
Decrease in cash	(46)	(26)
Effect of exchange rate changes on cash	(3)	8
Cash at beginning of period	660	596
Cash at end of period	$611	$578

Cash at end of period reconciliation:
Cash and cash equivalents	$608	$575
Restricted cash	3	3
Cash at end of period	$611	$578

The following table reconciles net income to EBITDA, Adjusted EBITDA and segment Adjusted EBITDA for the periods presented (in millions):

	Twelve Months Ended March 31, 2026	Three Months Ended March 31,		Year Ended December 31, 2025
		2026	2025
Net income	$371	$91	$99	$379
Interest expense, net	170	38	44	176
Provision for income taxes	151	14	30	167
Depreciation and amortization	301	76	70	295
EBITDA	993	219	243	1,017
Debt extinguishment and refinancing-related costs (a)	2	—	—	2
Termination benefits and other employee-related costs (b)	16	4	11	23
Merger and acquisition-related costs (c)	52	22	2	32
Site closure costs (d)	3	—	3	6
Foreign exchange remeasurement losses (e)	14	2	3	15
Long-term employee benefit plan adjustments (f)	13	4	3	12
Stock-based compensation (g)	27	7	5	25
Gains on sales of assets (h)	(6)	—	—	(6)
Environmental charges (i)	2	—	—	2
Other adjustments (j)	1	1	—	—
Adjusted EBITDA	$1,117	$259	$270	$1,128
Net sales	$5,109	$1,254	$1,262	$5,117
Net income margin	7.3%	7.3%	7.8%	7.4%
Adjusted EBITDA margin	21.9%	20.6%	21.4%	22.0%

Segment Adjusted EBITDA:
Performance Coatings	$771	$180	$197	$788
Mobility Coatings	346	79	73	340
Total	$1,117	$259	$270	$1,128

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. We do not consider these amounts indicative of our ongoing operating performance.

(c)	Represents merger and acquisition-related expenses, including costs related to financial, tax and legal advisory services, associated with both consummated and unconsummated transactions, all of which we do not consider indicative of our ongoing operating performance.

(d)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(f)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(g)	Represents non-cash impacts associated with stock-based compensation.

(h)	Represents non-recurring income related to the sales of certain fixed assets, which are not considered indicative of our ongoing performance.

(i)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(j)	Represents costs for certain non-operational or non-cash losses, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended March 31,
	2026	2025
Net income	$91	$99
Less: Net income attributable to noncontrolling interests	1	—
Net income attributable to common shareholders	90	99
Termination benefits and other employee-related costs (a)	4	11
Merger and acquisition-related costs (b)	22	2
Accelerated depreciation and site closure costs (c)	—	4
Other adjustments (d)	1	(1)
Amortization of acquired intangibles (e)	26	24
Total adjustments	53	40
Income tax provision impacts (f)	23	10
Adjusted net income	$120	$129
Adjusted diluted net income per share	$0.56	$0.59
Diluted weighted average shares outstanding	214.6	219.4

(a)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. We do not consider these amounts indicative of our ongoing operating performance.

(b)	Represents merger and acquisition-related expenses, including costs related to financial, tax and legal advisory services, associated with both consummated and unconsummated transactions, all of which we do not consider indicative of our ongoing operating performance.

(c)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(d)	Represents costs for certain non-operational or non-cash losses (gains), net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(e)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.

(f)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were benefits of $15 million and $1 million for the three months ended March 31, 2026 and 2025.

The following table reconciles cash provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,
	2026	2025
Cash provided by operating activities	$68	$26
Purchase of property, plant and equipment	(50)	(43)
Interest proceeds on swaps designated as net investment hedges	3	3
Free cash flow	$21	$(14)

The following table reconciles income from operations to adjusted EBIT for the periods presented (in millions):

	Three Months Ended March 31,
	2026	2025
Income from operations	$146	$176
Other expense, net	3	3
Total	143	173
Termination benefits and other employee-related costs (a)	4	11
Merger and acquisition-related costs (b)	22	2
Accelerated depreciation and site closure costs (c)	—	4
Other adjustments (d)	—	(1)
Amortization of acquired intangibles (e)	26	24
Adjusted EBIT	$195	$213

(a)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. We do not consider these amounts indicative of our ongoing operating performance.

(b)	Represents merger and acquisition-related expenses, including costs related to financial, tax and legal advisory services, associated with both consummated and unconsummated transactions, all of which we do not consider indicative of our ongoing operating performance.

(c)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(d)	Represents costs for certain non-operational or non-cash gains, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(e)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.